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                                  EXHIBIT 23

                   Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 33-88872 and 33-88874.


                                  ARTHUR ANDERSEN LLP

Portland, Oregon,
  March 29, 1995